Exhibit 23.2


                                                                  Morgan Company
                                                           Chartered Accountants

                          INDEPENDENT AUDITORS' CONSENT



We consent to the use, in the Registration Statement of Baymont Corporation on Form S-8 relating to the registration of 5,000,000 common shares to be issued pursuant to the 2004 Stock Option Plan of Baymont Corporation, of our Auditors' Report, dated April 24, 2003, on the consolidated balance sheets of Baymont Corporation as at January 31, 2003 and 2002, and the related consolidated statements of loss and deficit accumulated during the exploration stage, cash flows, and stockholders' equity for the years ended January 31, 2003 and 2002, and for the period from inception, December 21, 2001 to January 31, 2003.



Vancouver, Canada

March 4, 2004


                                                       /s/ Morgan & Company
                                                           Morgan & Company
                                                           Chartered Accountants